Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.2 to Form F-1 of our Auditor’s Report, dated July 31, 2025, on the consolidated financial statements of OFA Group, as of and for the years ended March 31, 2025, and 2024. We also consent to the application of such report to the financial information in the Registration Statement on Form F-1, and the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

December 30, 2025